                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549

                                      FORM 8-K/A

                                    CURRENT REPORT
                           PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934





                                    March 31, 1998
                         (Date of earliest event reported)






                               Trans World Gaming Corp.
-------------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)


          Nevada                        0-25244                      13-3738518
-------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)    (IRS Employer
of incorporation)                                            Identification No.)


One Penn Plaza, Suite 1503 New York, New York                       10119-0002
-------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)


                                    (212) 563-3355
                                    --------------
                 (Registrant's telephone number, including area code)


                                    Not Applicable
                                   ---------------
     (Former name, former address and former fiscal year, if changed since last report)







                                 Page 1 of  33 Pages





     Exhibit Index appears on Page 5

ITEM 2.   ACQUISITION AND DISPOSITION OF ASSETS

          On March 31, 1998, Trans World Gaming Corp. ("TWG" or the "Company"), acquired substantially all of the voting and non-voting ownership interests of 21st Century Resorts a.s., a Czech Republic joint stock company ("Resorts") and Resorts' subsidiaries, LMJ Casino Rozvadov a.s., a Czech Republic joint stock company ("LMJCR"), LMJ Slots s.r.o., a Czech Republic limited liability company ("LMJS") and Atlantic Properties s.r.o., a Czech Republic limited liability company ("Atlantic") and certain assets of Gameway Leasing Limited, a Gibraltar company limited by shares ("Gameway") and Monarch Leasing Limited, a Gibraltar company limited by shares ("Monarch"). The underlying assets acquired primarily included the voting and non-voting shares of Resorts, LMJCR, LMJS and Atlantic, contract rights, land, furniture, fixtures, gaming equipment and inventories, while the primary liabilities assumed included accounts payable and accrued liabilities related to the ongoing business. The net purchase price for the acquisition was U.S.$10,340,685.59. The Company obtained the funds for the acquisition through various financial arrangements, described below.

     Prior to the date of the acquisition and subsequent thereto, Resorts, LMJCR, LMJS and Atlantic were, and continue to be, engaged in the business of casino gaming in Ceska Kubice and Rozvadov, Czech Republic, and Resorts owns the land and rights to build a third casino thereon in Znojmo, Czech Republic. Gameway and Monarch were engaged in the leasing of casino equipment and providing certain management services to Resorts, LMJCR, LMJS and Atlantic. The Company has taken over all such operations of Resorts, LMJCR, LMJS and Atlantic and the assets of Gameway and Monarch.

     On March 31, 1998, the Company, with the assistance of Libra Investments, Inc., Los Angeles, California, acting as placement agent ("Libra"), borrowed $17.0 million from fourteen sophisticated, accredited investors (the "Investors") in a private placement. (See Exhibits 2(ii) and 2(iii)). The loan is represented by 12% Senior Secured Notes (the "Notes") issued pursuant to an indenture by and among TWG, TWG International U.S. Corporation ("TIUC"), TWG Finance Corp. ("TFC") (both wholly owned subsidiaries of TWG) and U.S. Trust Company of Texas, N.A., acting as indenture trustee (the "Indenture Trustee") (See Exhibit 4(i)). TIUC was recently organized by the Company to hold the equity interests of Resorts and its subsidiaries and TFC was recently organized to act as a financing and collateral vehicle for the Investors in order to facilitate the collateralization of the loan under Czech law (a separate indenture was entered into between TIUC and the Indenture Trustee pursuant to which TFC holds a $17.0 million note which represents the same, and not additional, debt as represented by the Notes. The Notes are secured directly by a pledge of all of the stock of TIUC and TFC and indirectly by a pledge of 66% of the stock of certain of TIUC's subsidiaries, including Resorts. See Exhibit 4(iii)). The Notes accrue interest and are payable semi-annually, mature on March 17, 2005 and rank PARI PASSU with the Company's other outstanding unsecured and unsubordinated indebtedness. The Notes also require mandatory prepayments based upon excess cash flow generated by TIUC from the operation of the Czech casinos.

     In addition to the Notes, each Investor received a proportionate share of warrants to purchase approximately 7.1 million shares of TWG common stock (the "Warrants"), representing 40% of the Company's fully diluted outstanding common stock. The Warrants have an exercise price of $.01 per share and expire on March 31, 2008 (See Exhibit 4(ii)). The proceeds of the private placement were used to acquire the equity interests described above and will be used to fund improvements in the existing casinos and fund plans for the development of a casino on the Znojmo property (together, $12.6 million), retire a promissory note ($1.3 million), pay the fees and expenses of the private placement ($1.4 million, including $703,088 to Libra in cash plus warrants to acquire 354,374 shares at $.01 per share to expire on March 31, 2008; see Exhibit 4(x)); and for working capital ($2.0 million). The indenture contains significant financial and other restrictive covenants relating to the business of TWG and TIUC.

     As a condition to the private placement, TWG was required to renegotiate the terms and conditions of the $4.8 million Secured Convertible Senior Bonds (the "Senior Bonds") due June 30, 1999. On March 25, 1998, the Company and the holders of the Senior Bonds agreed to amend such indebtedness to provide: (i) the principal and interest obligations will be payable only from excess cash flow generated primarily from the

Louisiana operations and secondarily from the Bishkek operations; (ii) the maturity date was extended to December 31, 2005; (iii) the ability to convert the Senior Bonds into TWG common stock at $2.50 per share through June 30, 1998 and at $3.125 per share from July 1, 1998 to June 30, 1999 was terminated; and
(iv) the holders of the Senior Bonds received warrants replacing the outstanding warrants and warrants issued in consideration of the termination of the conversion rights to purchase, in the aggregate, 4,160,000 shares of TWG common stock at an exercise price of $1.00 and $1.50 per share, respectively, to expire on December 31, 2005 (See Exhibits 4(v), 4(vi) and 4(vii)).

     On March 25, 1998, the Company also renegotiated the terms of certain warrants to purchase 499,895 shares of TWG common stock owned by Mr. Christopher
P. Baker and certain of his affiliates ("Baker"). In consideration of the elimination of certain anti-dilution provisions in said warrants, the Company issued to Baker amended warrants to purchase 2,051,912 shares of TWG common stock at $.01 per share (such warrants include, and are not in addition to, the original warrants to purchase 499,895 shares of TWG common stock) which warrants expire on June 30, 2002 (See Exhibits 4(viii) and 4(ix)).

     Other than this transaction, prior to the closing thereof, there was no material relationship between the Company and Resorts or any of the Company's or Resorts' affiliates.

     (The descriptions of the agreements set forth above are, by necessity, only summaries thereof and do not purport to be complete. Reference is made to the full texts of such agreements attached hereto as Exhibits.)

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The following financial statements, pro forma financial information and exhibits are filed as part of this report.

     (a) Financial Statements of the business acquired, prepared pursuant to Regulation S-B and provided to Trans World Gaming Corp. by 21st Century Resorts Group.

          Item                                                            Page
          ----                                                            ----
          Report of Lubbick File, Certified Public Accountants              9

          Consolidated Balance Sheets for the years ended December 31,     11
          1997 and 1996 and unaudited for the interim three-month period ended March 31, 1998


          Consolidated Statement of Operations for the years ended         12
          December 31, 1997 and 1996 and unaudited for the interim three-month period ended March 31, 1998

          Consolidated Statement of Shareholders' equity for the years     13
          ended December 31, 1997 and 1996 and unaudited for the three month period ended March 31, 1998

          Consolidated Statement of Cash Flows for the years ended         14
          December 31, 1997 and 1996 and unaudited for the interim three-month period ended March 31, 1998

          Notes to the Consolidated Financial Statements                15-29

     (b) Pro forma financial statements required pursuant to Regulation S-B

          Item
          ----
          Trans World Gaming Corp. and 21st Century Resorts Group          30
          Pro Forma Condensed Combined Financial Statements (Unaudited)

          Pro Forma Condensed Combined Statement of Operations - Year      31
          Ended December 31, 1997 (Unaudited)

          Pro Forma Condensed Combined Statement of Operations - Three-    32
          Months ended March 31, 1998 (Unaudited)

          Notes to Pro Forma Condensed Combined Financial Statements       33

Exhibits:

     Exhibit Number                          Description
     --------------                          -----------

     2(i) Stock Purchase Agreement by and among Trans World Gaming Corp., 21st Century Resorts a.s., Gameway Leasing Limited, Monarch Leasing Limited and the Named Individuals dated January 20, 1998 (incorporated by reference to Exhibit 10.30 of the Company's Form 10-KSB filed with the Securities and Exchange Commission on March 31, 1998).

     2(ii) Form of Subscription Agreement by and among Trans World Gaming Corp., TWG International U.S. Corporation, TWG Finance Corp. and a named investor dated March 16, 1998 (incorporated by reference to Exhibit 10.31 of the Company's Form 10-KSB filed with the Securities and Exchange Commission on March 31, 1998).

      2(iii) Escrow Agreement by and among U.S. Trust Company of Texas, N.A., Trans World Gaming Corp., TWG Finance Corp. and TWG International U.S. Corporation dated March 17, 1998 (incorporated by reference to Exhibit
                         10.32 of the Company's Form 10-KSB filed with the Securities and Exchange Commission on March 31, 1998).

     4(i) Indenture by and among Trans World Gaming Corp., TWG International U.S. Corporation, TWG Finance Corp. and U.S. Trust Company of Texas, N.A. dated March 31, 1998. (Incorporated by reference to the Company's Current Report Form 8-K filed with the Securities and Exchange Commission on April 14, 1998.)

     4(ii) Form of Series C Warrant to Purchase Common Stock of Trans World Gaming dated March 31, 1998. (Incorporated by reference to the Company's Current Report Form 8-K filed with the Securities and Exchange Commission on April 14, 1998.)


     4(iii)              Indenture by and between TWG International U.S.
                         Corporation and U.S. Trust Company of Texas, N.A. dated March 31, 1998. (Incorporated by reference to the Company's Current Report Form 8-K filed with the Securities and Exchange Commission on April 14, 1998.) (Incorporated by reference to the Company's Current Report Form 8-K filed with the Securities and Exchange Commission on April 14, 1998.)

     Exhibit Number                          Description
     --------------                          -----------

     4(iv) Form of Consent to Amend Indenture, Bonds and Warrants by and among Trans World Gaming Corp., Trans World Gaming of Louisiana, Inc., U.S. Trust Company of Texas, N.A. and a named holder dated March 25, 1998. (Incorporated by reference to the Company's Current Report Form 8-K filed with the Securities and Exchange Commission on April 14, 1998.)

     4(v) First Amended Indenture by and among Trans World Gaming Corp., Trans World Gaming of Louisiana, Inc. and U.S. Trust Company of Texas, N.A. dated March 31, 1998. (Incorporated by reference to the Company's Current Report Form 8-K filed with the Securities and Exchange Commission on April 14, 1998.)

     4(vi) Form of Series A Warrant to Purchase Common Stock of Trans World Gaming Corp. dated March 31, 1998. (Incorporated by reference to the Company's Current Report Form 8-K filed with the Securities and Exchange
                                                  Commission on April 14, 1998.)

     4(vii) Form of Series B Warrant to Purchase Commons Stock of Trans World Gaming Corp. dated March 31, 1998. (Incorporated by reference to the Company's Current Report Form 8-K filed with the Securities and Exchange
                                                  Commission on April 14, 1998.)

     4(viii) Form of Agreement to Amend Warrants by and between Trans World Gaming Corp. and a named holder dated March 25, 1998. (Incorporated by reference to the Company's Current Report Form 8-K filed with the Securities and Exchange Commission on April 14, 1998.)

     4(ix) Form of Series D Warrant to Purchase Common Stock of Trans World Gaming Corp. dated March 31, 1998. (Incorporated by reference to the Company's Current Report Form 8-K filed with the Securities and Exchange Commission on April 14, 1998.)

     4(x) Form of Series E Warrant to Purchase Common Stock of Trans World Gaming Corp. dated March 31, 1998. (Incorporated by reference to the Company's Current Report Form 8-K filed with the Securities and Exchange Commission on April 14, 1998.)

     20(i) Press Release issued by the Company on January 20, 1998 with respect to the Agreement. (Incorporated by reference to the Company's Current Report Form 8-K filed with the Securities and Exchange Commission on April 14, 1998.)

     Exhibit Number                          Description
     --------------                          -----------

     20(ii) Press Release issued by the Company on April 1, 1998 with respect to the Closing. (Incorporated by reference to the Company's Current Report Form 8-K filed with the Securities and Exchange Commission on April 14, 1998.)

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   TRANS WORLD GAMING CORP.



Date:  June 14, 1998               By:  /s/ Dominick J. Valenzano
                                        -------------------------
                                        Dominick J. Valenzano
                                        Chief Financial Officer

                      REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders of 21st Century Resorts a.s.:

We have audited the accompanying consolidated balance sheets of 21st Century Resorts a. s., (a Czech joint stock company) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of 21st Century Resorts a.s. and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in the United States (Note 2).



LUBBOCK FINE  s.r.o.



Prague, Czech Republic
Date of their last report

                             21ST CENTURY RESORTS GROUP
                         CONSOLIDATED FINANCIAL STATEMENTS
                        PREPARED IN ACCORDANCE WITH US GAAP
                  AS OF MARCH 30, 1998, DECEMBER 31, 1997 AND 1996

21st  CENTURY RESORTS GROUP
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 30, 1998 AND DECEMBER 31, 1997 AND 1996
(Czech Crowns - CZK Thousands)


                                                            March 30,1998
                                                            (Unaudited)        1997            1996
                                                            --------------     ----------      ----------
CURRENT ASSETS:
Cash and cash equivalents                                       8,305            19,991           23,806
Accounts receivable                                             1,485             2,153            5,333
Allowance for doubtful accounts                                (1,007)           (1,007)          (1,007)
Inventories, net                                                  570               722              438
Prepaid expenses and other current assets                       1,574             2,615            5,917
                                                            --------------     ----------      ----------
TOTAL CURRENT ASSETS                                           10,927            24,474           34,487

Property, plant and equipment, net                             63,520            58,889           32,716

Goodwill and intangible assets, net                               754               836               47

Other financial investments                                     5,932             7,055            6,163

                                                            --------------     ----------      ----------
TOTAL ASSETS                                                   81,133            91,254           73,413
                                                            --------------     ----------      ----------
                                                            --------------     ----------      ----------

CURRENT LIABILITIES:
Accounts payable                                               20,784            31,715           15,216
Short term debt                                                10,738            13,683           10,776
Accrued expenses                                                  -               1,382            1,785
Short-term portion of capital lease obligation                  6,090             7,115            5,372
Other current liabilities                                       5,273               264            7,500
Taxes payable                                                  10,878            11,543            6,309
                                                            --------------     ----------      ----------
TOTAL CURRENT LIABILITIES                                      53,763            65,702           46,958

Long-term debt                                                    -                 -              7,516
Long-term portion of capital lease obligation                   6,061             7,527           14,199

                                                            --------------     ----------      ----------
TOTAL LIABILITIES                                              59,824            73,229           68,673

STOCKHOLDERS' EQUITY:
Share capital                                                  23,533            23,533           23,533
Accumulated deficit                                            (2,224)           (5,508)         (18,793)
                                                            --------------     ----------      ----------

TOTAL STOCKHOLDERS' EQUITY                                     21,309            18,025            4,740

                                                            --------------     ----------      ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     81,133            91,254           73,413
                                                            --------------     ----------      ----------
                                                            --------------     ----------      ----------






The accompanying notes are an integral part of these consolidated financial statements

21st  CENTURY RESORTS GROUP
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 30, 1998 AND THE
YEARS ENDED DECEMBER 31, 1997 AND 1996
(Czech Crowns - CZK Thousands)



                                                            March 30,1998
                                                            (Unaudited)        1997            1996
                                                            --------------     ----------      ----------
REVENUES:
 Casino revenues                                             50,862             172,340         124,845

COSTS AND EXPENSES:
 Casino                                                     (31,855)           (111,175)        (91,548)
 Repair and maintenance                                        (314)               (828)           (352)
 Provisions, net                                                152                -               -
 General and administrative                                  (3,644)             (9,637)         (1,446)
 Depreciation and amortization                               (3,296)            (14,351)         (7,730)
 Other operational expense                                   (1,379)             (3,008)         (2,439)
                                                            --------------     ----------      ----------

   Total Cost and Expenses                                  (40,336)           (138,999)       (103,515)

                                                            --------------     ----------      ----------
OPERATING INCOME                                             10,526              33,341          21,330

OTHER INCOME AND (EXPENSE):
Interest expense, net                                        (1,039)             (7,480)         (9,749)
FX losses realized, net                                      (2,734)             (4,401)           (371)
Other expense                                                  (522)                544         (23,493)
                                                            --------------     ----------      ----------

   Total Other Income and (Expense)                          (4,295)            (11,337)        (33,613)

                                                            --------------     ----------      ----------
INCOME (LOSS) BEFORE TAXES                                    6,231              22,004         (12,283)

Provision for income taxes                                   (2,947)             (8,719)         (5,045)
                                                            --------------     ----------      ----------

NET INCOME (LOSS)                                             3,284              13,285         (17,328)
                                                            --------------     ----------      ----------
                                                            --------------     ----------      ----------

Net income (loss) per share                                   0,140               0,565          (0,736)









The accompanying notes are an integral part of these consolidated financial statements

21st  CENTURY RESORTS GROUP
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE THREE MONTHS ENDED MARCH 30, 1998 AND THE
YEARS ENDED DECEMBER 31, 1997 AND 1996
(Czech Crowns - CZK Thousands)





BALANCE, JANUARY 1, 1996                                      22,068
Net Loss                                                     (17,328)

                                                            ------------
BALANCE, DECEMBER 31, 1996                                     4,740
Net Income                                                    13,285

                                                            ------------
BALANCE, DECEMBER 31, 1997                                    18,025
Net Income                                                     3,284

                                                            ------------
BALANCE, MARCH 30, 1998                                       21,309
                                                            ------------

















The accompanying notes are an integral part of these consolidated financial statements

21st  CENTURY RESORTS GROUP
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 30, 1998 AND THE
YEARS ENDED DECEMBER 31, 1997 AND 1996
(Czech Crowns - CZK Thousands)



                                                            March 30, 1998
                                                            (Unaudited)        1997            1996
                                                            ---------------    ----------      ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                               3,284             13,285         (17,328)

Adjustments to reconcile net income to net cash provided by operating activities

Depreciation and amortization                                   3,296             14,351           7,730
Decrease in receivables                                           668              3,181          16,362
Increase (decrease) in other current assets                     1,193              3,019             292
Increase (decrease) in accounts payable and accrued
expenses                                                      (11,940)            18,744         (34,708)
                                                            ---------------    ----------      ----------
NET CASH FLOWS FROM OPERATING ACTIVITIES                       (3,499)            52,580         (27,652)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment                     (7,844)           (41,315)         (1,138)
Proceeds from sales of other equity investments                 1,123               (892)         14,562
                                                            ---------------    ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES                           (6,721)           (42,207)         13,424

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease in long-term liabilities)                   (1,466)           (14,188)         13,277
                                                            ---------------    ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES                           (1,466)           (14,188)         13,277

CASH AND CASH EQUIVALENTS
Increase (decrease) for the year                              (11,686)            (3,815)           (951)

Balance, beginning of year                                     19,991             23,806          24,757
Balance, end of year                                            8,305             19,991          23,806



SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest, net of amounts capitalized                              -              (2,977)          (2,235)
Income taxes                                                   (2,420)           (3,087)            (309)



The accompanying notes are an integral part of these consolidated financial statements

21st  CENTURY RESORTS GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CZK THOUSANDS)


1         ORGANIZATION AND PRINCIPAL ACTIVITIES

21st Century Resorts a. s., is a Czech Republic joint stock company, which was established as of 22 September 1995 with the legal site in Ceska Kubice, Czech Republic. The Company and its subsidiaries (the Company) operate two casinos in the Czech Republic. The Group is also engaged in the operation of slot machines and other entertainment.

The principal activities of individual subsidiaries and associates are disclosed in note 7.

At March 30, 1998 the Company was acquired by Trans World Gaming Corp., a United States corporation.


2         SIGNIFICANT ACCOUNTING POLICIES

a) Basis of accounting

The consolidated financial statements have been prepared from the records originating and maintained in the Czech Republic. The accounting principles followed in these records are those required by Czech law. The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (US
GAAP). They have been prepared by restating the Company's local consolidated financial statements, as of and for the three months ended March 30, 1998 and the years ended December 31, 1997 and 1996. A reconciliation between Czech accounting principles US GAAP is shown at note 12.

b) Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany balances and transactions have been eliminated. Investments in 50% or less owned entities over which the Company has the ability to exercise significant influence are accounted for using the equity method.

c) Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in its consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

d) Revenue recognition

The Company recognizes as casino revenues the net win from gaming activities, which is the difference between gaming wins and losses. Revenues include the estimated retail value of food and beverage and other goods and services provided to customers on a complimentary basis.

e) Cash and Cash Equivalents

Cash and Cash Equivalents consists of cash in banks and on hand. The Company classifies as cash equivalents all highly liquid debt instruments with a maturity of three months or less when purchased. Cash equivalents are carried at cost, which approximates fair value.

f) Inventories

Inventories are stated at the lower of cost or market value. Cost is determined on the weighted average method.

g) Property, Plant and Equipment

Property, plant and equipment is stated at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Useful lives used were as follows (in years):

Buildings and improvements    50
Casinos gaming equipment       4
Fixtures and fittings          8

The costs of significant improvements are capitalized. Costs of normal repairs are charged to expense as incurred. The cost and accumulated depreciation of property and equipment retired or otherwise disposed of are eliminated from the respective accounts and any resulting gain or loss is included in income.

h) Leases

Assets held under finance leases, which confer rights and obligations similar to those attached to owned assets, are capitalized as property, plant and equipment and are depreciated over the shorter of the lease terms and their useful lives. The capital element of each future lease obligation is recorded as a liability, while the interest elements are charged to expense over the period of the leases to produce a constant rate of charge on the balance of capital payments outstanding.

Rentals under operating leases are charged on a straight-line basis over the lease term.

i) Goodwill and other intangibles

Goodwill is the excess of the purchase price paid over the value of net assets of business acquired. Amortization expense is calculated on a straight-line basis over twenty years.

Intangibles are stated at cost. Amortization is provided over the estimated useful lives of the assets using the straight-line method. Useful lives used range from 4 to 5 years.

j) Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consists principally of receivables.

The Company maintains an allowance for doubtful accounts to reduce its receivables to their carrying amount, which approximates fair value. Management believes that as of the financial statement date, no significant concentrations of credit risk existed for which an allowance had not already been determined and recorded.

k) Capitalization of interest

Interest cost associated with major construction projects is capitalized. When no debt is incurred specifically for a project, interest is capitalized on amounts expended on the project using the weighted average cost of the Company's outstanding borrowings. The amount of interest capitalized in any accounting period cannot exceed the Company's total interest cost in such period. Capitalization of interest ceases when the project is substantially complete.

l) Taxation

Corporate income tax is calculated in accordance with Czech tax regulations at a rate of 35%, 39% and 39%, respectively.

The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for the expected future tax benefits to be derived from tax loss carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled or when a benefit is derived. Deferred tax assets are reflected at their likely realizable amount.

m) Income per share

Income per share is computed based on the weighted average number of shares during the period. The number of shares used in the computation of income per share is 23,533.

n) Foreign currency translation

Foreign currency transactions are recorded at the exchange rate in effect on the date of the transaction. Assets and liabilities denominated in foreign currencies at period end are translated to Czech Crowns (CZK) at the exchange rate in effect on that date.

Exchange rate differences arising on settlement of transactions or on reporting foreign currency transactions at rates different from those at which they were originally recorded are included in the statement of income as they occur.

3         CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following:


                                   March 30,1998
                                   (Unaudited)         1997           1996
                                   ---------------     --------       ---------
Cash                                   6,376            15,027           6,264
Bank accounts                          1,929             4,964          17,542
                                   ---------------     --------       ---------
                                       8,305            19,991          23,806
                                   ---------------     --------       ---------
                                   ---------------     --------       ---------


4         ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:


                                   March 30,1998
                                   (Unaudited)         1997           1996
                                   ---------------     ----------     ---------
Trade receivables                        -                   6             265
Advance payments                          88             1,027             383
Receivables from employees                13                68           3,646
Amounts due from former partners       1,007             1,007           1,007
Other receivables                        377                45              32
                                   ---------------     ----------     ---------
                                       1,485             2,153           5,333
Allowance for doubtful accounts       (1,007)           (1,007)         (1,007)
                                   ---------------     ----------     ---------
                                         478             1,146           4,326
                                   ---------------     ----------     ---------
                                   ---------------     ----------     ---------


Concentrations of credit risk with respect to accounts receivable are limited due to the nature of the Company's business and the diversity of the customers' base.

The allowance for doubtful accounts in amount of 1,007 CZK was charged to expense prior to 1996. The allowance was based on assessment of collectibility and represents 100% of considered bad debts.


5         PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses represent primarily slot machine licenses paid in advance every year.

6         PROPERTY, PLANT AND EQUIPMENT

 Property, plant and equipment consist of the following:


Cost                                    March 30,1998
                                        (Unaudited)     1997         1996
                                        --------------  ---------    ---------
Land                                     5,027           4,977          239
Buildings and improvements              25,623          25,477       14,476
Capital lease                           32,237          29,181       25,610
Fixtures and fittings                   23,780          19,437        2,472
Small tangibles                          6,610           6,359        2,254
                                        --------------  ---------    ---------
                                        93,277          85,431       45,051
                                        --------------  ---------    ---------
                                        --------------  ---------    ---------



Accumulated depreciation                March 30,1998
                                        (Unaudited)     1997         1996
                                        --------------  ---------    ---------
Land                                       -              -             -
Buildings and improvements               2,308           2,041          951
Capital lease                           15,851          14,334        8,492
Fixtures and fittings                    4,988           3,808          638
Small tangibles                          6,610           6,359        2,254
                                        --------------  ---------    ---------
                                        29,757          26,542       12,335
                                        --------------  ---------    ---------
                                        --------------  ---------    ---------


Net book value                          March 30,1998
                                        (Unaudited)     1997         1996
                                        --------------  ---------    ---------
Land                                     5,027           4,977          239
Buildings and improvements              23,315          23,436       13,525
Capital lease                           16,386          14,847       17,118
Fixtures and fittings                   18,792          15,629        1,834
Small tangibles                            -               -            -
                                        --------------  ---------    ---------
                                        63,520          58,889       32,716
                                        --------------  ---------    ---------
                                        --------------  ---------    ---------


7         OTHER FINANCIAL INVESTMENTS AND SUBSIDIARY UNDERTAKINGS

                                        March 30,1998
                                        (Unaudited)     1997         1996
                                        --------------  ---------    ---------
Subsidiary undertaking                    100             100          100
Term deposit Gaming Bond                5,832           6,955        6,063
                                        --------------  ---------    ---------
                                        5,932           7,055        6,163
                                        --------------  ---------    ---------
                                        --------------  ---------    ---------

The following company is a subsidiary undertaking but not consolidated in the accompanying consolidated financial statements. It is included within other financial investments in the accompanying consolidated financial statements:


Company's name                     Direct Holding %    Acquisition Date    Principal activity    Registered Office
-------------------------------------------------------------------------------------------------------------------
Czech Leisure Management, s.r.o.       100%            1 January 1996           Services              Folmava


     THE SUBSIDIARY, WHICH REPRESENTS PARTICIPATION OF 100 CZK, WAS SOLD IN 1998. DUE TO INSIGNIFICANCE OF ITS TRANSACTIONS IN RELATION TO THE COMPANY, IT WAS NOT SUBJECT TO CONSOLIDATION.

     BELOW IS AN EXTRACT OF UNAUDITED FINANCIAL STATEMENTS PREPARED AS AT DECEMBER 31, 1997 AND 1996, RESPECTIVELY.

          Name:                    Czech Leisure Management, s.r.o.
          Location:                Folmava 66, Ceska Kubice 345 32
          Type of business         Services

          Percentage of ownership in share capital               100%      100%
                                                                 1997      1996
          Total assets                                             7        97

          Stockholders equity:                                    (8)       38
          Share capital                                          100       100
          Retained earnings                                      (62)      (18)
          Profit (Loss) of current year                          (46)      (44)

          Share at cost                                          100       100
          Share at nominal value                                 100       100
          Value of share                                          -         38


Due to its insignificance, the Company did not create a provision for the diminution in value of the investment in Czech Leisure Management, s.r.o.

The Company also maintains a term deposit "Gaming Bond" in the amount of CZK 5,832 (315 TDEM) at March 30, 1998, CZK 6,955 (360 TDEM) at December 31, 1997
and CZK 6,063 (345 TDEM) at 31 December 1996.

This term deposit (restricted cash) serves as a security for repayment of casino wins. The amount is determined by the Ministry of Finance based on the Law on Gaming and Lotteries.

The following companies are subsidiary undertakings included in the consolidated financial statements at March 30, 1998 (unaudited), December 31, 1997 and 1996, respectively:

                                  Direct          Group         Acquisition          Principal activity            Registered
Company's name                    Holding %       Holding %     Date                                               Office
-------------------------------------------------------------------------------------------------------------------------------
LMJ Casino Rozvadov a. s.         100%            100%          1 January 1996       Casino operator               Ceska Kubice
LMJ Casino a. s.                  99.99%          99.99%        1 January 1996       Casino operator               Ceska Kubice
LMJ Slot, s.r.o.                  100%            100%          1 January 1996       Slot machines operator        Ceska Kubice
Atlantic Properties s.r.o. *      1.67%           100%          3 June 1997          Real Estate agency, services  Ceska Kubice


Note* the remaining 98.33% was purchased by LMJ Casino Rozvadov a. s. on June 3, 1997

8         DEBT AND CAPITAL LEASE OBLIGATION

Short-term portion of debt and capital lease obligation consists of the following:

                                       March 30,1998
                                       (Unaudited)       1997         1996
                                       --------------    ---------    --------
Loan from shareholders                  9,997              10,785       10,776
Loan from Investicni a
postovni banka, a.s.                      741               2,898          -
                                       --------------    ---------    --------
                                       10,738              13,683       10,776
                                       --------------    ---------    --------
                                       --------------    ---------    --------
Short-term portion of capital lease
obligation                              6,090               7,115        5,372
                                       --------------    ---------    --------
                                       --------------    ---------    --------

Long-term portion of debt and capital lease obligation consists of the following:

                                       March 30,1998
                                       (Unaudited)       1997         1996
                                       --------------    ---------    --------
Loan from shareholders                    -                 -           7,516
                                       --------------    ---------    --------
                                       --------------    ---------    --------
Long-term portion of capital lease
obligation                              6,061              7,527       14,199
                                       --------------    ---------    --------
                                       --------------    ---------    --------

The Company maintains an unsecured loan with shareholders with an undefined maturity. The loan is denominated in DEM and bears interest at a rate of 9.5%. Interest expense for the period ended March 30, 1998 and the years ended December 31, 1997 and 1996 was CZK 179, CZK 1,260 and CZK 1,924, respectively.

The Company maintains a secured short-term loan with Investicni a postovni banka, a.s., which expires on April 20, 1998. The short-term loan is denominated in DEM and bears an interest rate of 6.4%. Interest expense was at March 30, 1998 CZK 30 and for 1997 and 1996 CZK 208. The Company is in compliance with all its financial covenants.

9         ACCOUNTS PAYABLE

Accounts payable consist of the following:

                                       March 30,1998
                                       (Unaudited)       1997         1996
                                       --------------    ---------    --------
Trade accounts payable, net             2,279             18,032       5,543
Payables to state                      16,964             13,371       9,673
Advances received                         -                  312         -
Net payables to related parties         1,541                -           -
                                       --------------    ---------    --------
                                       20,784             31,715      15,216
                                       --------------    ---------    --------
                                       --------------    ---------    --------


Payables to state represent fees paid to the local financial authorities according to the Law on Gaming and Lotteries which is based on gaming results of casinos.

Net payables to related parties represent a settlement of payables and receivables due to the Company (see also Note 18).


10        OTHER CURRENT LIABILITIES

At March 30, 1998 the balance of other current liabilities consists mainly of CZK 2,796 VAT and custom duty payable for imported casino equipment, unbilled deliveries of CZK 2,322 and CZK 445 of penalty declared by the financial authority for delayed payment of withholding tax. The Group has filed a request for excuse of the penalty.


11        ACCRUED LIABILITIES

Accrued liabilities consist of the following:


                                       March 30,1998
                                       (Unaudited)       1997         1996
                                       --------------    ---------    --------
Payroll                                    -                  26           52
Social security                            -               1,356        1,733
                                       --------------    ---------    --------
                                           -               1,382        1,785
                                       --------------    ---------    --------
                                       --------------    ---------    --------


Accrued liabilities in 1997 and 1996, respectively, represent primarily social security payable. As at March 30, 1998 the payroll and social security was fully paid at the end of the period.

12        TAXES PAYABLE AND PROVISIONS FOR INCOME TAXES

 Taxes payable consists of the following:

                                       March 30,1998
                                       (Unaudited)       1997         1996
                                       --------------    ---------    --------
Corporate income tax liability           10,456            9,425        1,878
Net deferred tax liability                  419              940        2,952
Withholding tax                              14              771            1
Other                                       (11)             407        1,478
                                       --------------    ---------    --------
                                         10,878           11,543        6,309
                                       --------------    ---------    --------
                                       --------------    ---------    --------

The provision for taxes for financial reporting purposes consist of the following:

                                       March 30,1998
                                       (Unaudited)       1997         1996
                                       --------------    ---------    --------
Corporate income tax                     3,468             9,073        2,087
Deferred tax expense (benefit)            (521)           (2,012)       2,952
Supplementary income tax                   -               1,658            6
                                       --------------    ---------    --------
Provision for income taxes               2,947             8,719        5,045
                                       --------------    ---------    --------
                                       --------------    ---------    --------

The following table summarizes the significant differences between the Czech Corporate Income Tax rate and the Group's effective tax rate for financial statement purposes:

                                       March 30,1998
                                       (Unaudited)       1997         1996
                                       --------------    ---------    --------
Accounting income (loss)
before income tax                          6,231           22,004      (12,283)

Statutory tax rate                           35%              39%          39%
                                       --------------    ---------    --------
Income tax expense (benefit) at
statutory rate                            2,181            8,582        (4,790)

Non taxable expenses (provisions,
gifts)                                      766              137         9,835
                                       --------------    ---------    --------
Provision for income taxes                2,947            8,719         5,045
                                       --------------    ---------    --------
                                       --------------    ---------    --------
Effective tax rate                          47%              40%           41%

Deferred tax assets and liabilities as of March 30, 1998 and December 31, 1997 and 1996 were comprised of the following:

                                       March 30,1998
                                       (Unaudited)       1997         1996
                                       --------------    ---------    --------
Deferred tax assets:
Capital lease, net                         4,756           5,197        6,677
Trade mark, write-off                       (773)           (863)      (1,603)
Goodwill, net                                203             203          -
                                       --------------    ---------    --------
                                           4,186           4,537        5,074
Deferred tax liabilities:
Allowance for doubtful accounts              352             352          393
Capital lease obligation                   4,253           5,125        7,633
                                       --------------    ---------    --------
                                           4,605           5,477        8,026
                                       --------------    ---------    --------
Net deferred tax liability                   419             940        2,952
                                       --------------    ---------    --------
                                       --------------    ---------    --------

13        STOCKHOLDERS EQUITY

The share capital of the Company is comprised of 23,533 ordinary shares with a nominal value of CZK 1 at March 30, 1998, December 31, 1997 and 1996, respectively.


14        RECONCILIATION OF ACCUMULATED DEFICIT AND INCOME (LOSS) UNDER CZECH
ACCOUNTING PRINCIPLES AND US GAAP

The accompanying consolidated financial statements are presented on the basis of US GAAP. Certain accounting principles generally accepted in Czech Republic do not conform to US GAAP standards used in preparing the accompanying consolidated financial statements. A description of the adjustments required to conform the Company's statutory balances to financial statements prepared in accordance with US GAAP is set forth in the following table (amounts in thousands):



                                   March 30, 1998
                                   (Unaudited)                   December 31, 1997             December 31, 1996
                                   Net            Accumulated    Net            Accumulated    Net Income     Accumulated
                                   Income (loss)  Deficit        Income (loss)  deficit        (loss)         Deficit
Balance per Statutory Accounts         5,481       (11,112)        6,486          (17,597)       (17,158)         (439)
Leasing                                1,190         3,635         2,275            1,360          2,386        (1,026)
Goodwill amortization                     69           670           274              396            396           -
Deferred tax                             522          (940)        2,012           (2,952)        (2,952)          -
Foreign exchange differences          (3,978)        2,239         2,238              -              -             -
Balance per US GAAP                    3,284        (5,508)       13,285          (18,793)       (17,328)       (1,465)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

15        COMMITMENTS AND CONTINGENCIES

Financial lease

The Company entered into financial lease agreements with Gameway, Monarch (related parties) and Skofin leasing companies. The subject of the leasing is gaming equipment (Gameway, Monarch) and cars (Skofin). The purchase price of the leasing amounted to 29,441 CZK, 29,181 CZK and 25,610 CZK, respectively at March 30, 1998, December 31, 1997 and 1996. Leasing payments to Gameway and Monarch are denominated in DEM and GBP. Total capital lease obligation remaining at 30 March 1998 amounts to 12,151 CZK of which 4,624 CZK is short-term. The latest leasing agreement matures in May 2000.

Rent agreements

Below is a summary of Companys' significant rental agreements with related and third parties:

 Related parties               Description                 Amount
----------------------------  -------------------------   ----------------------
 Eagle Leisure Management      Agreement on security       6 DM monthly
                               Marketing                   10-13% monthly from
                               Know-how services           casino revenues
                               Other management            8.5% monthly from
                               contracts                   casino revenues
                                                           3% quarterly from
                                                           casino revenues

 Third parties:

 Ceska Kubice municipality     Rent of land and            175 CZK monthly
                               Building for casino         50 CZK monthly
                               operation
 SIB a.s.                      Rent of building for        519 CZK quarterly
                               accommodation

FEES SUMMARY

Below is a summary of Company's fee commitments to third parties:

 Name                          Description                  Amount
----------------------------  --------------------------   ---------------------
 Ceska Kubice municipality     Fee based on Gaming  Law     25 CZK monthly
 Rozvadov municipality         Fee based on Gaming  Law     75 CZK monthly
 Chvalovice municipality       Fee based on Gaming  Law     60 CZK monthly
 Financial authorities         Fee based on Gaming  Law     Annually 10% of
                                                            casino gaming
                                                            results
                                                            Quarterly 1% of
                                                            casino gaming
                                                            results
                                                            Annually 25 CZK of
                                                            license fee for
                                                            each slot machine

Trade marks

On April 1, 1995, LMJ Casino a. s. entered into an agreement with Eagle Leisure Management Limited, a related party, to license the rights to use the "Casino Club Europe" and "21st Century Resorts" trademarks. The purchase price for these trademarks was CZK 5,136. The purchase agreement provides that the purchaser may further transfer the rights to these trademarks. On January 1, 1996, LMJ Casino
a. s. transferred the right to the trademark "Casino Club Europe" to LMJ Casino Rozvadov a. s. for CZK 2,568 and the right to the trademark 21st Century Resorts"to 21st Century Resorts a. s. for CZK 2,568. Both of the trademarks' revenues and expenses have been eliminated in consolidation.

Gaming fees

Gaming fees represent amounts paid to the financial authorities based on the Czech Law on Gaming and Lotteries. The fee is payable by casino and slot machines operators. The fee consists of license fee paid for each slot machine in operation in amount of CZK 25 per annum and 10% and 1% of casino gaming revenues (10% fee is paid annually, 1% fee is paid quarterly).


16        PENSION AND RETIREMENT PLANS

In compliance with Czech legal framework, the Company does not sponsor any pension or retirement plan for its employees or directors.


17        FINANCIAL INSTRUMENTS

The Company, in the normal course of business, uses various types of financial instruments, including items such as cash, cash equivalents, trade receivables, and short-term debt, which expose the Company to market or credit risk. The estimated fair values of these financial instruments approximate their carrying amounts.

Credit risk

The Company's cash equivalents and short-term deposits are placed with reputable Czech banks.

Trade receivables are presented net of the allowance for doubtful receivables (see Note 4). Credit risk with respect to trade receivables is limited by using tight credit controls.

Interest rate

The Company's debt bears a fixed interest rate. The interest rates are presented in Note 8.

Exchange rate exposure

The following table shows balance sheet items denominated in foreign currencies in their original nominal value (in thousands):


At December 31, 1996
                                   DEM            USD            GBP
                                   ----------     ----------     ----------
 Bank accounts                       1,226          38              -
 Trade receivables                     -             -              -
 Investments                           -             -              -

 Trade payables                       (329)        (20)            (1)
 Loans                                 -          (669)             -
 Capital lease obligation             (723)          -           (138)
                                   ----------     ----------     ----------
 Net exposure                          174        (651)          (139)
                                   ----------     ----------     ----------
                                   ----------     ----------     ----------

At December 31, 1997
                                   DEM            USD            GBP            ITL
                                   ----------     ----------     ----------     -----------
 Bank accounts                         901          40              -              1,000
 Trade receivables                     -             -              -                -
 Investments                           360           -              -                -
 Trade payables                       (513)          -            (77)               -
 Loans                                (150)       (321)             -                -
 Capital lease obligation             (631)          -            (52)               -
                                   ----------     ----------     ----------     -----------
 Net exposure                          (33)       (281)          (129)             1,000
                                   ----------     ----------     ----------     -----------
                                   ----------     ----------     ----------     -----------

At  March 30, 1998 (Unaudited)
                                   DEM            USD            GBP
                                   ----------     ----------     ----------

 Bank accounts                      346             10              -
 Trade receivables                   10              -              -
 Investments                        315              -              -

 Trade payables                    (103)             -             (5)
 Loans                              (40)          (322)             -
 Capital lease obligation          (570)             -            (19)
                                   ----------     ----------     ----------
 Net exposure                       (42)          (312)           (24)
                                   ----------     ----------     ----------
                                   ----------     ----------     ----------

18        RELATED PARTY TRANSACTIONS

The material transactions with related parties not consolidated in the accompanying financial statements, and balances receivable from and payable to them, were as follows:

As at December 31, 1996
                                   Eagle Leisure            Gameway                 Monarch
                                   Management, Ltd.         Leasing, Ltd.           Leasing, Ltd.           Shareholders
                                   ----------------         -------------           -------------           ------------
Payables
Trade payables                       6,299                      -                        -                        -
Loans                                  -                        -                        -                     18,292
Capital lease obligation               -                     18,906                      523                      -
Leasing expense                        -                      3,217                      132                      -
Interest expense                       -                      7,974                      169                    1,924
Other expense                       28,996                      -                        -                        -

As at December 31, 1997
                                   Eagle Leisure            Gameway                 Monarch
                                   Management, Ltd.         Leasing, Ltd.           Leasing, Ltd.           Shareholders
                                   ----------------         -------------           -------------           ------------
Payables
Trade payables                       9,295                      -                        -                        -
Loans                                  -                        -                        -                     10,785
Capital lease obligation               -                     13,545                      348                      -
Leasing expense                        -                      7,665                      175                      -
Interest expense                       -                      5,825                      126                    1,260
Other expense                       39,739                      -                        -                        -

As at March 30, 1998 (Unaudited)
                                   Eagle Leisure            Gameway                 Monarch
                                   Management, Ltd.         Leasing, Ltd.           Leasing, Ltd.           Shareholders
                                   ----------------         -------------           -------------           ------------
Receivables
Trade receivables                      -                        -                        -                      4,295
Payables
Trade payables                       5,087                      -                        -                        -
Loans                                  -                        -                        -                      9,997
Capital lease obligation               -                     11,015                      296                      -
Leasing expense                        -                      2,530                       52                      -
Interest expense                       -                        842                       23                      179
Other expense                        9,721                      -                        -                        -

An amount of CZK 1,541 is included within trade payables as of March 30, 1998 as result of the settlement of receivables and payables to related parties. Balances included in the settlement are shown in the table above as trade payables to Eagle Leisure Management in amount of CZK 5,087, capital lease obligation payables of CZK 749 (CZK 463 Monarch and CZK 286 Gameway) and trade receivables from shareholders in amount of CZK 4,295.

19        SUBSEQUENT EVENTS

The House of Representatives of the Czech Parliament is considering a new Law on Gaming and Lotteries. The Law if agreed as currently drafted would restrict foreign legal entities or Czech legal entities with foreign shareholders from operating casinos, slot machines, lotteries and other related activities defined in the Law. This Law may affect the shareholder's structure of the Company, however, it is not expected have an impact on the ability of the Company to continue as going concern.

At April 20, 1998 the Company repaid the last installment of short-term loan with Investicni a postovni banka, a.s. in accordance with the repayment schedule.

At March 30, 1998 the Company's shareholders sold their shares to Trans World Gaming.

At March 31, 1998 21st Century Resorts a. s. has sold all shares held in LMJ Casino a. s. to shareholders of 21st Century Resorts a. s.

                               TRANS WORLD GAMING CORP.

              PRO-FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (Unaudited)


     The following unaudited Pro Forma Condensed Consolidated Statements of Operations give effect to the acquisition of Resorts and the related financing.
See: Item 2 Acquisition and Disposition of Assets by Trans World Gaming as if they had occurred on January 1, 1997. The acquisition is being accounted for in accordance with the purchase method of accounting, and the results of Resorts are consolidated with Trans World Gaming from the date of acquisition. These pro forma statements of operations give effect, for the period presented to the following pro forma adjustments: (a) the change in amortization and depreciation expense resulting from the allocation of the purchase price, direct acquisition costs and liabilities acquired net of current assets acquired to the fixed and intangible assets of Resorts and, (b) the change in interest expense resulting from the issuance of new debt and the repayment of existing debt.

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1997 and for the three months ended March 31, 1998 should be read in conjunction with the notes thereto included herewith, with TWG's audited and unaudited financial statements and notes thereto for the periods presented with the Resorts audited and unaudited financial statements thereto for the periods presented. The unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of future operating results or of what would have occurred had the acquisition been consummated at the time specified. The pro forma adjustments are based upon available information and certain adjustments that management believes to be reasonable. In the opinion of management, all material adjustments have been made that are necessary to present fairly the pro forma information.

                               TRANS WORLD GAMING CORP.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                     (UNAUDITED)
                         (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                            ----------------------------------------------------
                                                  HISTORICAL
                                            ---------------------                   PRO FORMA
                                                                     PRO FORMA      FINANCIAL
                                               TWG        RESORTS    ADJUSTMENTS    STATEMENTS
                                            ------        -------    -------------------------------
REVENUES
  Gaming                                    $4,110         $5,860             $0        $9,970
  Truckstop                                  2,707              0              0         2,707
  Consulting                                    84              0              0            84
                                            ------        -------    -----------    -----------
     TOTAL REVENUES                          6,901          5,860              0        12,761
                                            ------        -------    -----------    -----------

TOTAL COSTS AND EXPENSES
  Gaming                                     1,152          3,780              0         4,932
  Truckstop                                  2,333              0              0         2,333
  Selling, general and administrative        2,197            458              0         2,655
  Amortization and depreciation                344            488            560(A)      1,392
  Gaming development                            39              0              0            39
  Exchange loss/other expense                    0            131              0           131
                                            ------        -------    -----------    -----------
      TOTAL COSTS AND EXPENSES               6,065          4,857            560        11,482
                                            ------        -------    -----------    -----------

INCOME FROM OPERATIONS                         836          1,002           (560)        1,278

INTEREST EXPENSE                               756            254          2,227(B)      3,237
                                            ------        -------    -----------    -----------

INCOME (LOSS) BEFORE TAXES                      80            748         (2,787)       (1,959)

TAXES                                            0            296              0           296
                                            ------        -------    -----------    -----------

NET INCOME (LOSS)                              $80           $452        ($2,787)      ($2,255)
                                            ------        -------    -----------    -----------
                                            ------        -------    -----------    -----------

NET INCOME (LOSS) PER
 COMMON SHARE -  BASIC (C)                   $0.03                                      ($0.74)
                                            ------                                  -----------
                                            ------                                  -----------

NET INCOME (LOSS) PER COMMON
 SHARE ASSUMING DILUTION (D)                 $0.02                                      ($0.74)
                                            ------                                  -----------
                                            ------                                  -----------

COMMON SHARES OUTSTANDING (C)                3,044                                       3,044

FULLY DILUTED COMMON SHARES
 OUTSTANDING (D)                             3,831                                       3,044

            THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS PRO FORMA
                                 FINANCIAL STATEMENT

                               TRANS WORLD GAMING CORP.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                     (UNAUDITED)
                         (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                  FOR THE THREE MONTHS ENDED MARCH 31,1998
                                            ----------------------------------------------------
                                                  HISTORICAL
                                            ---------------------                   PRO FORMA
                                                                     PRO FORMA      FINANCIAL
                                               TWG        RESORTS    ADJUSTMENTS    STATEMENTS
                                            ------        -------    -------------------------------
REVENUES
  Gaming                                    $1,082         $1,729             $0        $2,811
  Truckstop                                    482              0              0           482
  Consulting                                     5              0              0             5
                                            ------        -------    -----------    -----------
     TOTAL REVENUES                          1,569          1,729              0         3,298
                                            ------        -------    -----------    -----------

TOTAL COSTS AND EXPENSES
  Gaming                                       479          1,083              0         1,562
  Truckstop                                    509              0              0           509
  Selling, general and administrative          210            176              0           386
  Amortization and depreciation                101            112            140(A)        353
  Gaming development                             0              0              0             0
  Exchange loss/other expense                    0            111              0           111
                                            ------        -------    -----------    -----------
      TOTAL COSTS AND EXPENSES               1,299          1,482            140         2,921
                                            ------        -------    -----------    -----------

INCOME FROM OPERATIONS                         270            247           (140)          377

INTEREST EXPENSE                               255             35            532(B)        822
                                            ------        -------    -----------    -----------

INCOME (LOSS) BEFORE TAXES                      15            212           (672)         (445)

TAXES                                            0            100              0           100
                                            ------        -------    -----------    -----------

NET INCOME (LOSS)                              $15           $112          ($672)        ($545)
                                            ------        -------    -----------    -----------
                                            ------        -------    -----------    -----------

NET INCOME (LOSS) PER
 COMMON SHARE -  BASIC (C)                   $0.00                                       ($0.18)
                                            ------                                  -----------
                                            ------                                  -----------

NET INCOME (LOSS) PER COMMON
 SHARE ASSUMING DILUTION (D)                 $0.00
                                            ------                                  -----------
                                            ------                                  -----------

COMMON SHARES OUTSTANDING (C)                3,044                                       3,044

FULLY DILUTED COMMON SHARES
 OUTSTANDING (D)                             4,331


            THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS PRO FORMA
                                 FINANCIAL STATEMENT

                               TRANS WORLD GAMING CORP.

              NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   ($ in thousands)

(A) Adjustment to amortization and depreciation results from the goodwill arising from the acquisition of 21st Century Resorts computed as follows:

     Purchase price - net                                        $10,300
     Net assets                                                      700
                                                                 -------
     Excess cost over net assets acquired                          9,600

     Allocation to write-up unimproved land to fair value          1,200
                                                                 -------

     Allocation to goodwill                                      $ 8,400
                                                                 -------

     Goodwill is being amortized on a straight-line basis over 15 years


                                                   For Year Ended   For Period
                                                      12/31/97     1/1/98-3/1/98
                                                      --------------------------
(B)  Adjustment to interest expense consists of:

     (i)  Elimination of interest expense              $ (20)          $ (30)
          resulting from repayment of long-
          term debt from a portion of the
          proceed received in $17,00,000 of
          debt securities on March 31, 1998

     (ii) Increase in interest expense as a            2,040             510
          result of the issuance of $17,000,000
          12% Senior Secured Notes, assuming
          no principal payments

    (iii) Increase in interest expense to amortize       207              52
          deferred debt issuance costs in connection
          with the 17,000,000 offering of debt
          securities
               Net increase to interest expense        2,227             532
                                                       -----             ---

(C) Basic earnings per share is computed using the weighted average number of shares outstanding during the reporting period.

(D) Diluted earnings per share is computed using diluted common shares outstanding includes any diluted effects of stock options, warrants, and convertible securities. Diluted earnings (loss) per share and fully diluted common shares outstanding are not presented for the three months ended March 31, 1998 since the inclusion of stock options, warrants and convertible debt is antidilutive.